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                                                                     Exhibit 3.1


                           CERTIFICATE OF FORMATION

                                      OF

                            NEXSTAR FINANCE, L.L.C.


          This Certificate of Formation of Nexstar Finance, L.L.C. (the "LLC")
                                                                         ---
has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. (S) 18-201, et. seq.).
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          FIRST.  The name of the limited liability company formed hereby is
Nexstar Finance, L.L.C.

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

          THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 1st day of December, 2000.


                                         /s/ Shirley Green
                                         ----------------------------
                                         Shirley Green
                                         Authorized Person